Exhibit 10.18(c)

AMENDMENT NO. 2 TO

EMPLOYMENT AGREEMENT

FOR KEITH JACKSON

WHEREAS, ON Semiconductor Corporation (“Company”) and Keith Jackson (“Executive”) entered into an Employment Agreement dated as of November 10, 2002 (“Agreement”);

WHEREAS, all defined terms used herein shall have the meanings set forth in the Agreement unless specifically defined herein;

WHEREAS, on November 19, 2002, the Company and Executive entered into an amendment to the Agreement clarifying the Effective Date of the Agreement; and

WHEREAS, the Company and the Executive now wish to further amend the Agreement to clarify that the Option to purchase 1,200,000 shares of common stock of the Company pursuant to Section 2(d) of the Agreement consist of two (2) option grants: (1) a grant of 1,000,000 under the ON Semiconductor Corporation 2000 Stock Incentive Plan; and (2) a grant of 200,000 under the ON Semiconductor Corporation 1999 Founders Stock Option Plan (“Amendment”).

NOW, THEREFORE, for mutual consideration the receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1. Section 2 (d) of the Agreement is hereby amended by replacing such section in its entirety with the following:

(d) As soon as practicable after the Effective Date (as defined in Section 3 below), the Company shall grant the Executive two (2) options: (1) one option to purchase 1,000,000 shares of common stock of the Company under the ON Semiconductor Corporation 2000 Stock Incentive Plan (“Option Plan”); and (2) one option to purchase 200,000 shares of common stock of the Company under the ON Semiconductor Corporation 1999 Founders Stock Option Plan (“Founders Plan”). Collectively and singly, these option grants shall be referred to as the “Option” in the Agreement. The Option shall be granted at an exercise price equal to the Fair Market Value (as defined in the Option Plan and Founders Plan, as applicable), on the date of grant (“Grant Date”) of such Option. The Option shall be subject to and governed by the Option Plan and Founders Plan, as applicable, and shall each be evidenced by a stock option grant agreement as provided under the Option Plan and Founders Plan, as applicable. Twenty-five (25) percent of the Option shall vest on each anniversary of the Grant Date beginning on the first anniversary of the Grant Date until 100% of the Option is fully vested and exercisable; provided that the Executive is still employed by the Company on each such date that a portion of the Option is to become exercisable. Notwithstanding the foregoing, in the event the Executive’s employment with the Company is terminated by the Company without Cause (as defined in Section 3 below) or by the Executive for

Good Reason (as defined in Section 3 below) within the two-year period following a Change of Control (as defined in the Option Plan) the Option shall become immediately exercisable. The Option, or portion thereof, that has not become exercisable shall automatically expire on the Date of Termination (as defined in Section 4 below). The Option, or portion thereof, that has become exercisable as of the Date of Termination shall expire on the earlier of (i) ninety (90) days after the date the Executive’s Employment is terminated for any reason other than Cause, death or Disability; (ii) two years after the date the Executive’s employment is terminated by reason of death or Disability or by the Company without Cause (as defined in Section 3 below); (iii) the commencement of business on the date the Executive’s employment is terminated for Cause; or (iv) the tenth anniversary of the Grant Date.

2. Except as otherwise specifically provided in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. All defined terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

IN WITNESS WHEREOF, the Executive and the Company have executed this Amendment as of the 21 date of March 2003.

EXECUTIVE:	Keith Jackson, in his individual capacity

	By:	/s/ KEITH JACKSON
	Name:	Keith Jackson
	Title:	Chief Executive Officer and President

CORPORATION:	ON Semiconductor Corporation

	By:	/s/ GEORGE H. CAVE
	Name:	George H. Cave
	Title:	Vice President and General Counsel

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